UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2026

Hometown Financial Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-298861	32-0873927
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

36 Main Street, Easthampton, Massachusetts		01027
(Address of Principal Executive Offices)		(Zip Code)

(413) 779-2218

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On November 12, 2026, Hometown Financial Group, Inc., a Maryland corporation (the “Company”), Hometown Financial Group, MHC (the “MHC”), Hometown Financial Group, Inc., a Massachusetts corporation, and TruNorth Bank (the “Bank”), entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”). Pursuant to the Agency Agreement, KBW will act as exclusive financial advisor and marketing agent and will assist the Company, on a best efforts basis, in offering the Company’s common stock. The offering is being made in connection with the conversion of the MHC from the mutual holding company form of organization to the fully stock form of organization. The Company is offering a minimum of 51,000,000 shares and a maximum of 69,000,000 shares, which may be increased to 79,350,000 shares, of its common stock at $10.00 per share. KBW is not obligated to purchase any shares of common stock in the offering.

For its services as financial advisor and marketing agent in the subscription offering and any community offering, KBW will receive a success fee. The fee will equal (i) 0.90% of the aggregate purchase price of the shares of Company common stock sold in the subscription offering and (ii) 1.50% of the aggregate purchase price of the shares of Company common stock sold in any community offering. In each case, the fee excludes shares purchased by the Bank’s employee stock ownership plan and shares issued or contributed to the charitable foundation to be established in connection with the conversion. For its services, KBW has received a management fee of $100,000, which will be credited against the success fee. If the Company conducts a syndicated community offering or a firm commitment offering, KBW will receive a fee of up to 5.00% of the aggregate purchase price of the shares of Company common stock sold in those offerings. KBW will pass a portion of that fee to any participating broker-dealers. KBW may also receive up to $100,000 in additional compensation if a resolicitation of subscribers requires it to provide significant additional services.

The Company will also reimburse KBW for its legal fees and expenses up to a maximum of $225,000 and for its other out-of-pocket expenses up to $50,000. In the event of unusual circumstances, a delay or a resolicitation, these amounts may be increased by up to $50,000 and $20,000, respectively. Total reimbursable expenses may not exceed $345,000. In addition, KBW will receive a fee of $75,000 for its services as conversion agent and data processing records management agent. That fee may be increased by up to $12,500 in the event of material changes in applicable regulations or the plan of conversion, or delays requiring additional processing. KBW will also be reimbursed for its out-of-pocket expenses for these services up to $40,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-298861), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2026.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Exhibit

1.1

Agency Agreement dated November 12, 2026, by and among Hometown Financial Group, Inc., a Maryland corporation, Hometown Financial Group, MHC, Hometown Financial Group, Inc., a Massachusetts corporation, TruNorth Bank, and Keefe, Bruyette & Woods, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hometown Financial Group, Inc.

DATE: November 12, 2026	/s/ Matthew S. Sosik
Matthew S. Sosik
Chairman and Chief Executive Officer